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August 29, 2014

Registrant	File No.	Form	Original Filing Date	Amended Filing Date	Explanation
Pioneer Strategic Income Fund	811-09223	N-Q/A	8/28/14	8/29/14
The Registrant amended the Form N-Q for the period ended June 30, 2014 to correct, the Date of fiscal year end and the Date of the reporting period respectively.
In addition, The Registrant added disclosure for both PIK and Cash payment rates for the following two securities.
1. Mashantucket Western Pequot Tribe, 6.5%, (5.50% PIK, 1.00% cash) 7/1/36

2. American Energy - Utica LLC, 3.5%, (0.0% PIK, 3.5% cash) 3/1/21 (144A)